Vertex Energy, Inc.	Investor Relations Contact Marlon Nursem DM Senior VP - Investor Relations 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

Revenue Down 20%, Volumes Sold up 32% in First Quarter

Conference Call Tomorrow May 19, 2015 at 9:00 A.M. EDT

Houston, TX – May 18, 2015 Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today its financial results for the three months ended March 31, 2015. The Company will host a conference call tomorrow, May 19, 2015 at 9 am EDT.

FINANCIAL HIGHLIGHTS FOR FIRST QUARTER 2015

•	Revenue for the 2015 first quarter versus the 2014 first quarter was down 20% to $37.7 million with a net loss of $0.60 per share

•	Adjusted EBITDA totaling a loss of $5.9 million

•	Overall volumes of product sold, which illustrates our reach into the market, increased 32% for the first quarter of 2015 versus the first quarter of 2014

•	Our street collections increased 67% year over year

•	The Company signed a new lease at the re-refinery plant located in Churchill County, Nevada

Benjamin P. Cowart, Chairman and CEO of Vertex Energy said, “Our first quarter performance was affected by the steep decline in oil prices. We caution that oil prices remain low, and we continue to take measures to manage our operations in connection with such low oil price levels. Nevertheless, we remain committed to returning the business to profitability in 2015. For example, the service fee model for collection of used motor oil and environmental services that we adopted in January 2015 helps control our cost of oil to the refineries. This is in marked contrast to the previous model under which we paid to take the oil away. Additionally, we have identified $3.3 million in operational cost savings for 2015, including selling, general and administrative expenses (SG&A). We reduced our SG&A in the first quarter of 2015 by an additional $400,000 from fourth quarter of 2014. These savings will improve our margins moving forward.”

Mr. Cowart concluded, “On the revenue and volume side, we anticipate our Thermal Chemical Extraction Process (TCEP) facility will increase production from current levels during the rest of 2015. We made a strategic decision during the first quarter of 2015 to shift the TCEP volumes to our Marrero, Louisiana facility allowing us to reduce costs and reset UMO pricing. Although oil prices are higher than they were in January, they are still far below 2014 levels. This gives us additional reasons to believe our return to profitability during 2015 is achievable.”

Management of Vertex will host a conference call tomorrow, May 19, 2015, at 9:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S. and International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section of our website at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until June 30, 2015, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #13608422.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ: VTNR) is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex purchases these streams from an established network of local and regional collectors and generators. Vertex also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex manages takes place at its facility, which uses a proprietary Thermal Chemical Extraction Process (“TCEP”) technology. Based in Houston, Texas, Vertex also has offices in California, Chicago, Georgia, Nevada, and Ohio. More information on Vertex can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Reconciliation of net income (loss) to Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)*

	For the Three Months Ended
	March 31, 2015	March 31, 2014
Net income (loss)	$(16,966,455)	$862,165

Add (deduct):
Interest Expense	1,531,180	75,811
Depreciation and amortization	1,556,982	732,677
Income tax expense	5,306,000	-
Provision for doubtful accounts	2,650,000	-
Subtotal	11,044,162	808,488

EBITDA*	$(5,922,293)	$1,670,653

* EBITDA is a non-GAAP financial measure. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because we believe it provides additional useful information to investors due to the various non-cash items during the period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than Vertex does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$3,680,841	$6,017,076
Accounts receivable, net	10,855,044	9,936,948
Current portion of notes receivable	1,000,000	3,150,000
Inventory	11,525,259	12,620,616
Prepaid expenses	1,109,618	1,245,307
Costs in excess of billings	—	779,285
Total current assets	28,170,762	33,749,232

Noncurrent assets

Fixed assets, at cost	60,157,402	59,919,721
Less accumulated depreciation	(4,754,911)	(3,758,373)
Net fixed assets	55,402,491	56,161,348
Notes receivable	8,308,000	8,308,000
Intangible assets, net	18,077,020	18,512,960
Goodwill	4,922,353	4,922,353
Deferred financing cost. net	2,067,384	2,191,888
Deferred federal income tax	—	9,495,000
Other assets	481,450	481,450
Total noncurrent assets	89,258,698	100,072,999
TOTAL ASSETS	$117,429,460	$133,822,231

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$22,645,753	$21,984,136
Capital leases	450,871	492,755
Current portion of long-term debt	39,860,931	40,136,584
Derivative liability	577,440	—
Revolving note	1,437,500	—
Deferred revenue	2,910,940	463,210
Total current liabilities	67,883,435	63,076,685
Long-term liabilities
Long-term debt	1,735,294	1,867,574
Contingent consideration	6,069,000	6,069,000
Deferred federal income tax	—	4,189,000
Total liabilities	75,687,729	75,202,259
Commitments and contingencies

EQUITY
Preferred stock, $0.001 par value per share:
50,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value,
5,000,000 authorized and 612,943 and 630,419 issued
and outstanding at March 31, 2015 and December 31,
2014, respectively	613	630
Common stock, $0.001 par value per share;
750,000,000 shares authorized; 28,125,581 and 28,108,105
issued and outstanding at March 31, 2015 and
December 31, 2014, respectively	28,126	28,109
Additional paid-in capital	46,683,686	46,595,472
Retained earnings (accumulated deficit)	(4,970,694)	11,995,761
Total Equity	$41,741,731	$58,619,972
TOTAL LIABILITIES AND EQUITY	$117,429,460	$133,822,231

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED)
	Three Months Ended March 31,
	2015	2014
Revenues	$37,684,339	$47,349,658
Cost of revenues	37,605,869	42,205,170
Gross profit	78,470	5,144,488

Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	7,329,597	3,587,489
Acquisition related expenses	157,678	600,412
Total operating expenses	7,487,275	4,187,901

Income (loss) from operations	(7,408,805)	956,587

Other income (expense):
Provision for doubtful accounts	(2,650,000)	—
Other income	8	370
Other expense	(70,478)	—
Interest expense	(1,531,180)	(75,811)
Total other income (expense)	(4,251,650)	(75,441)

Income (loss) before income tax	(11,660,455)	881,146

Income tax benefit (expense)	(5,306,000)	—

Net income (loss)	$(16,966,455)	$881,146

Net loss attributable to non-controlling interest	$—	$(18,981)

Net income (loss) attributable to Vertex Energy, Inc.	$(16,966,455)	$862,165

Earnings (loss) per common share
Basic	$(0.60)	$0.04
Diluted	$(0.60)	$0.04

Shares used in computing earnings per share
Basic	28,118,396	21,232,949
Diluted	28,118,396	23,738,018

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH, 2015 AND 2014
(UNAUDITED)
	Three Months Ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities
Net income (loss)	$(16,966,455)	$881,146
Adjustments to reconcile net income to cash provided by operating activities
Stock based compensation expense	88,214	51,224
Depreciation and amortization	1,556,982	732,677
Payment-in-kind interest	577,440	—
Gain on acquisition	—	—
Loss on asset sale	70,478	—
Deferred federal income tax	5,306,000	—
Changes in operating assets and liabilities
Accounts receivable	(418,097)	297,587
Allowance for doubtful accounts	2,650,000	—
Inventory	1,095,357	986,095
Prepaid expenses	(364,309)	(728,644)
Costs in excess of billings	779,285	—
Accounts payable	661,617	1,192,312
Deferred revenue	2,447,730	—
Net cash provided by (used in) operating activities	(2,515,758)	3,412,397

Cash flows from investing activities
Purchase of fixed assets	(312,659)	(780,616)
Proceeds from asset sales	4,500	—
Net cash used in investing activities	(308,159)	(780,616)

Cash flows from financing activities
Proceeds from sale of stock	—	(3,500)
Proceeds from note payable	—	351,921
Proceeds from revolving note	1,437,500	—
Origination of note payable	(449,818)	(666,386)
Notes receivable	(500,000)	—
Proceeds from exercise of common stock options and warrants	—	24,000
Net cash provided by (used in) financing activities	487,682	(293,965)

Net change in cash and cash equivalents	(2,336,235)	2,337,816

Cash and cash equivalents at beginning of the period	6,017,076	2,678,628

Cash and cash equivalents at end of period	$3,680,841	$5,016,444

SUPPLEMENTAL INFORMATION
Cash paid for interest	$953,115	$75,811

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$17	$40
Note payable for acquisition of E-Source interest	$—	$854,050
Additional paid in capital for acquisition of E-Source interest	$—	$231,260